RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

January ___27____, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Re: Snackhealthy, Inc.

SEC File No. 333-59114

On December 31, 2013 my appointment as auditor for Snackhealthy, Inc. (formerly Healthient, Inc.) ceased. I have read Snackhealthy, Inc.’s statements included under Item 4.01 of its Form 8-K dated January___27______, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant